AMENDED AND RESTATED OPERATING AGREEMENT
                              OF 2nd FAIRHAVEN, LLC


         As of this 25th day of January 2000, the parties, having previously formed a limited liability company under the Maryland Limited Liability Company Act (the "Act") have agreed to amend and restate the Operating Agreement as follows:


                                    RECITALS


         WHEREAS, 2nd Fairhaven, LLC (the "Company") was formed as a Maryland limited liability company pursuant to an Operating Agreement dated June 4, 1997 (the "Original Agreement") by and between Larry C. Porter and Carter C. Chinnis, as the managing members (collectively the "Managing Members"), and an Articles of Organization (the "Articles") was filed with the Maryland Secretary of State on June 4, 1997.

         WHEREAS, the Parties desire to amend and restate the Original Agreement to provide for (i) the admission of WNC Housing Tax Credit Fund VI, L.P., Series 7, a California limited partnership, as the investor member and WNC Housing, L.P. as the special investor member (collectively the "Investor Member"), and
(ii) the rights and obligations of the Members. The Managing Member and Investor Member may collectively be referred to as the Members or may individually be referred to as a Members.

         NOW THEREFORE, in consideration of the mutual agreements set forth herein, it is agreed and certified that the Original Agreement is hereby amended and restated in its entirety as follows:

1.       Name.    The name of the Company is 2nd Fairhaven, LLC (the "Company").

2.       Business. The Company has been organized for the following purposes:

         (a) To acquire the land and develop eighteen (18) family housing units located in Federalsburg, Maryland, and to finance, hold, own, maintain, improve, lease, operate and if appropriate, sell or dispose of such (the "Project");

         (b) To perform any act necessary or convenient to accomplish, or in connection with, the foregoing purpose; and

         (c) To engage in any lawful act or activity for which a limited liability may be organized under the laws of the State of Maryland.

3. Principal Place of Business. The Company's principal place of business is at: 410 Market Street, Denton, Maryland 21629.

4. Admission of Investor Member. WNC Housing Tax Credit Fund VI, L.P., Series 7, a California limited partnership is hereby admitted as the investor member, and WNC Housing, L.P. is hereby admitted as the special investor member (collectively the "Investor Member" of the Company.

5. Name, Address and Company Interest of Each Member: The names, addresses and Company's interests of the Managing Member and Investor Member of the Company (collectively the "Members") are as set forth on Exhibit "A" attached hereto.

6.       Term.    The term of the Company shall  be from the  date hereof, until dissolution, which shall be the earliest to occur of:


         (a)      December 31, 2035; or

         (b) Upon the written consent or affirmative vote of the Investor Member to dissolve and terminate the Company; or

         (c)      Upon the disposition of all interests in all Company assets;
or

         (d) Upon the dissolution, bankruptcy, or insolvency of the Managing Member or substitute Managing Member.

7. Capital Contributions. The Members have contributed or agreed to contribute the amounts described on Exhibit "A" to the capital of the Company.

8. Limitation on Liability of Investor Member. The liability of the Investor Member shall be limited to its capital contribution stated on Exhibit "A". The Investor Member shall have no other liability to contribute money to, or in respect of the liabilities or obligations of the Company, nor shall the Investor Member be personally liable for any obligations of the Company. The Investor Member shall not be obligated to make any loans to the Company.


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


9.       Capital  Account  Maintenance.   For  all  purposes  of  this   Amended
Operating Agreement and throughout the entire term of the Company, (i) capital account balances shall be maintained in accordance with the rules of
Section   1.704-1(b)(2)(iv)  of  the  Treasury  Regulations,   (ii)  liquidating
distributions shall be made in accordance with the requirements of Section 1.804-1(b)(2)(ii)(b)(2) of the Treasury Regulations and (iii) the Company shall comply with the qualified income offset requirements of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

10. Profits, Losses and Distributions. Company profits and losses shall be allocated and Company distributions shall be made to the Members in accordance with their Company interests as set forth on Exhibit "A".

11. Power and Authority of the Managing Member. The Managing Member of the Company shall have complete and exclusive control over the day-to-day management of the Company's business and affairs, and the Investor Member shall have no right to participate in the management or conduct of the Company's business or affairs nor any power or authority to act for or on behalf of the Company in any respect whatsoever.

12. Limitation on the Managing Member's Power and Authority. The Managing Member shall not do any of the following:

         (a)      Act in contravention of this Agreement or the Act;

         (b) Act in any manner which would make it impossible to carry on the ordinary business of the Company;

         (c)      Confess a judgment against the Company;

         (d) Possess Company property, or assign rights in specific Company property, for other than the exclusive benefit of the Company, or commingle the funds of the Company with the funds of any other person or entity;

         (e) Admit a person or entity as a managing member or as an investor member of the Company without the prior written consent of the Investor Member;

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


         (f) Except in connection with the winding up of the Company, sell, transfer, encumber, or exchange in a single transaction or a series of transactions substantially all of the assets acquired by the Company without the prior written consent of the Investor Member; or

         (g) Obligate the Company to any extraordinary or to any transaction not in normal course of the day-to-day management and operation of the Company's business as set forth in Section 2 hereof without the prior written consent of the Investor Member.

13. Obligation of the Managing Member. The Managing Member shall be obligated to provide to the Investor Member on or before March 15, 2000, all due diligence materials with respect to the Project and the Company reasonably required by the Investor Member and its investors and satisfactory in form and substance to the Investor Member in its sole discretion.

14. Removal of Investor Member. The Interest of the Investor Member shall be liquidated upon the Managing Member's payment to the Investor Member of an amount equal to the capital contribution stated on Exhibit "A" if, on or before February 15, 2000, the Investor Member has not (i) executed a Second Amended and Restated Operating Agreement (the "Amended Agreement") in a form reasonably satisfactory to the Investor Member, and (ii) paid to the Company an initial Capital Contribution in such amount as shall be agreed to by the Managing Member and the Investor Member. Notwithstanding the foregoing, the Managing Member shall not have the right to purchase the Investor Member's Interest if the delay in executing the Second Amended Agreement and making a Capital Contribution was caused by the Managing Member's failure to deliver the due diligence documents required by the Investor Member by March 15, 2000.

15. Amendments. This Agreement may be amended at any time by the written consent or affirmative vote of the Managing Member and the Investor Member.

16. Time of Admission. For all purposes of this Agreement, including but not limited to Section 8, a Managing Member shall be deemed to have been admitted to the Company as of the first day of the month in which it becomes a Managing Member; provided, however, that an amendment to the Internal Revenue Code of 1986, as amended (the "Code") is adopted or if Treasury Regulations are issued which would require, in the opinion of the tax counsel to the Company, that a Managing Member be deemed admitted on a date other than as of the first day of such month, then the Managing Member shall select a permitted admission date which is most favorable to a majority-in interest of the Investor Member.

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


17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

         IN WITNESS WHEREOF, this Amended Operating Agreement has been duly executed by the parties hereto as of the date and year written above.

MANAGING MEMBER


/s/LARRY C. PORTER
Larry C. Porter


/s/CARTER C. CHINNIS
Carter C. Chinnis

INVESTOR MEMBER

WNC Housing Tax Credit Fund VI, L.P., Series 7, a California limited partnership

         By:      WNC & Associates, Inc.,
                  General Partner

                  By:      /s/DAVID N. SHAFER
                           David N. Shafer,
                           Executive Vice President

SPECIAL INVESTOR MEMBER


WNC Housing, L.P.

By:      WNC & Associates, Inc.,
         General Partner

         By:      /s/DAVID N. SHAFER
                  David N. Shafer,
                  Executive Vice President







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


                                        A

                                   EXHIBIT "A"
                 TO THE AMENDED AND RESTATED OPERATING AGREEMENT
                              OF 2nd FAIRHAVEN, LLC


                                 Company                       Capital
Managing Member                  Interest                      Contribution
---------------                  --------                      ------------

Larry C. Porter                    .005%                       $    100.00
410 Market Street
Denton, Maryland 21629

Carter C. Chinnis                  .005%                       $    100.00
P.O. Box 499
Denton, Maryland 21629

Investor Member
---------------

WNC Housing Tax Credit            99.98%                       $359,815.00
Fund VI, L.P., Series 7
3158 Redhill Avenue
Suite 120
Costa Mesa, California 92626

Special Investor Member
-----------------------

WNC Housing, L.P.                   .01%                      $      36.00
3158 Redhill Avenue
Suite 120
Costa Mesa, California 92626



                                       A